Exhibit 99.1

Blackstone Reports Second Quarter 2011 Results

Economic Net Income increased to $703 million for the second quarter of 2011, up 243% from $205 million for the second quarter of 2010.

Distributable Earnings increased to $185 million for the second quarter of 2011, up 25% from $148 million in the second quarter of 2010.

GAAP Results Attributable to The Blackstone Group L.P. included net income of $86 million in the second quarter of 2011, compared to a net loss of $193 million in the second quarter of 2010, in each case including net IPO and acquisition-related accounting charges.

Fee-Earning Assets Under Management increased 27% to $129 billion at June 30, 2011, from $101 billion at June 30, 2010, while Total Assets Under Management increased 43% to $159 billion at June 30, 2011.

Blackstone declares a quarterly distribution of $0.10 per common unit.

New York, July 21, 2011: The Blackstone Group L.P. (NYSE: BX) today reported its second quarter 2011 results.

Economic Net Income (“ENI”) was $703.3 million for the second quarter of 2011, an increase of $498.0 million compared to ENI for the second quarter of 2010, and an increase of $135.2 million compared to ENI for the first quarter of 2011. The increase in ENI compared to the second quarter of 2010 was driven principally by strong investment performance across Blackstone’s investment segments, which produced $810.6 million in Performance Fees and Investment Income, more than six times the $128.5 million in the second quarter of 2010, and an increase of $96.2 million, or 23%, in Management and Advisory Fees. The increase in ENI compared to the first quarter of 2011 was driven by an increase of $87.9 million in Management and Advisory Fees to $513.6 million, primarily attributable to Advisory and Transaction Fees, and continued strong investment performance. ENI was $1.3 billion for the six months ended June 30, 2011, an increase of $705.7 million compared to ENI for the six months ended June 30, 2010 of $565.6 million, primarily attributable to Performance Fees net of applicable compensation.

Blackstone’s Fee-Earning Assets Under Management and Total Assets Under Management continued to demonstrate consistently strong growth, rising to a record $129.0 billion and $158.7 billion, respectively, driven both by net inflows and investment appreciation. Blackstone funds had $31.4 billion of committed but uninvested capital, or “dry powder”, at the end of the second quarter of 2011, a record level.

The Blackstone Group® L.P.
345 Park Avenue New York, NY 10154
212 583-5000

For the second quarter of 2011, Total Segment Revenues were $1.3 billion, up 142% from the second quarter of 2010. The increase was driven by higher Performance Fees, particularly in the Real Estate and Private Equity segments, which increased $412.9 million and $211.5 million, respectively. Total Management Fees increased to $513.6 million, up 23% from $417.5 million in the prior year’s second quarter, principally from the increase in Fee-Earning Assets Under Management.

Total Segment Expenses were $523.9 million for the second quarter of 2011, an increase from $330.8 million for the second quarter of 2010, driven largely by increased accruals for Performance Fee Compensation of $145.8 million for the second quarter of 2011. Compensation, excluding Performance Fee Compensation, was up 26% to $278.7 million. Blackstone’s non-compensation expenses were up 13% from the second quarter of 2010 driven mostly by financing activities and occupancy costs including global expansion.

GAAP results for the second quarter of 2011 included Revenues of $1.3 billion, compared to $550.1 million for the second quarter of 2010, and Net Income Attributable to The Blackstone Group L.P. of $86.2 million, compared to a net loss of $193.3 million for the second quarter of 2010.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Despite the challenges presented by slowing global economic growth, overall our portfolio companies and real estate investments performed well in the second quarter. The carrying values of our investment funds continued to increase, and we once again reported our best quarterly earnings since becoming a public company four years ago. We experienced inflows across all of our businesses as we captured share and deepened relationships with our limited partner investors. We ended the quarter with record total assets under management of $159 billion, up from $111 billion during the same period last year.”

The table below details Blackstone’s ENI, Net Fee Related Earnings from Operations, Distributable Earnings and Fee-Earning Assets Under Management as of, and for, the three and six months ended June 30, 2011 and 2010. ENI, Total Segments includes unrealized gains (losses) and the direct compensation impact related to those gains (losses), but excludes IPO and acquisition-related accounting charges.

	As of and for the Three Months Ended June 30,		Variance		Six Months Ended June 30,		Variance
	2011	2010	$	%	2011	2010	$	%
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income, Total Segments	$810,732	$221,471	$589,261	N/M	$1,465,037	$606,573	$858,464	142%
Provision for Income Taxes (a)	107,468	16,231	91,237	N/M	193,674	40,940	152,734	N/M

Economic Net Income, After Taxes	$703,264	$205,240	$498,024	N/M	$1,271,363	$565,633	$705,730	125%

Economic Net Income, After Taxes per Adjusted Unit (b)	$0.63	$0.18	$0.45	N/M	$1.14	$0.50	$0.64	128%

Net Fee Related Earnings from Operations	$137,217	$107,915	$29,302	27%	$230,397	$206,660	$23,737	11%

Distributable Earnings	$184,532	$147,575	$36,957	25%	$381,081	$296,271	$84,810	29%

Distributable Earnings per Common Unit (c)	$0.15	$0.13	$0.02	15%	$0.33	$0.27	$0.06	22%

Fee-Earning Assets Under Management:
Private Equity	$35,778,240	$25,190,195	$10,588,045	42%
Real Estate	27,919,000	23,841,360	4,077,640	17%
Hedge Fund Solutions	37,244,509	28,832,317	8,412,192	29%
Credit Businesses	28,059,457	23,556,109	4,503,348	19%

Total Fee-Earning Assets Under Management	$129,001,206	$101,419,981	$27,581,225	27%

(a)	Represents the implied provision for income taxes calculated using a similar methodology applied in calculating the tax provision for The Blackstone Group L.P.
(b)	Adjusted Units represents the weighted-average unit count for Economic Net Income purposes. A reconciliation of this item to the comparable GAAP measure is presented in Exhibit 4 to this release.
(c)	See Exhibit 4 for the calculation of Distributable Earnings Units Outstanding.

SEGMENT REVIEW

Private Equity

Private Equity had revenues of $399.4 million for the second quarter of 2011 compared to $83.9 million in 2010. Private Equity had six-month revenues of $673.1 million, compared with revenues of $360.7 million in the same period of 2010. The increase from the second quarter of 2010 was principally due to increases in Performance Fees, Investment Income and Management Fees of $211.5 million, $59.6 million and $43.9 million, respectively.

The appreciation of the underlying assets for Blackstone’s contributed Private Equity funds was approximately 9% for the second quarter of 2011. BCP’s privately held portfolio companies continued to perform well on a revenue and EBITDA basis while its publicly held investments benefited from an increase in public stock markets, as well as public offerings of portfolio companies, Kosmos and Vanguard. As of June 30, 2011, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, of Blackstone’s contributed Private Equity funds represented 1.5 times investors’ original investments.

Economic Net Income was $273.2 million for the second quarter of 2011, up from $18.7 million for the second quarter of 2010, primarily a result of higher Performance Fees and Investment Income.

Fee-Earning Assets Under Management were $35.8 billion compared to $25.2 billion in the second quarter of 2010 principally due to the commencement of BCP VI’s investment period.

Dry powder for Private Equity, which is inclusive of amounts related to BCP VI, was $17.3 billion as of June 30, 2011. Limited Partner Capital Invested during the second quarter of 2011 totaled $667.3 million, an increase from $469.8 million invested during the second quarter of 2010. Blackstone’s Private Equity segment’s funds had $560.7 million of Limited Partner Capital committed to transactions which had not yet closed as of June 30, 2011.

Real Estate

Real Estate had revenues of $648.5 million for the second quarter of 2011, compared with revenues of $208.5 million for the second quarter of 2010. Real Estate had six-month revenues of $1.2 billion, compared with revenues of $360.7 million in the same period of 2010. A material portion of the increase in revenues was due to the impact of the “catch-up” provisions of the Real Estate funds’ profit allocations, which specify that once a fund’s preferred return hurdle has been reached, Blackstone is entitled to a disproportionately greater share of the profits until it effectively reaches its full share of performance fees. Improved operating performance, projected cash flows and exit multiples led to an increase in the real estate investments’ carrying values, which drove an increase in Performance Fees. Increased investment activity in the segment led to an increase in Transaction and Other Fees, primarily resulting from the acquisition of the U.S. assets of Centro, one of the leading shopping center owners in the country.

As of June 30, 2011, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, of the Real Estate segment’s contributed carry funds represented 1.4 times investors’ original investment.

The appreciation of the underlying assets for Blackstone’s contributed Real Estate carry funds was approximately 6.7% for the second quarter of 2011.

ENI for the Real Estate segment was $453.5 million for the second quarter of 2011 compared to $121.4 million for the second quarter of 2010, driven principally by the increase in Performance Fees noted above.

Fee-Earning Assets Under Management were $27.9 billion compared to $23.8 billion for the second quarter of 2010. Fee-Earning Assets Under Management increased principally due to the commencement of Blackstone’s management of the Bank of America Merrill Lynch Asia assets which added $2.1 billion in Fee-Earning Assets Under Management in the fourth quarter of 2010 and $1.1 billion of fee-earning co-investment capital related to the acquisition of the U.S. assets of Centro in the second quarter of 2011.

Dry powder for Real Estate was $7.4 billion as of June 30, 2011. Limited Partner Capital Invested during the second quarter of 2011 was $2.8 billion, up from $643.8 million during the second quarter of 2010. Blackstone’s Real Estate segment’s funds had $592.0 million of Limited Partner Capital committed to transactions which had not yet closed as of June 30, 2011. The BREP VI fund reached approximately 87% invested or committed capital as of the end of the second quarter of 2011 and Blackstone has commenced fund-raising for its next major real estate fund, BREP VII.

Hedge Fund Solutions

Hedge Fund Solutions had revenues of $84.5 million for the second quarter of 2011, compared with revenues of $63.8 million for the second quarter of 2010. The increase from the second quarter of 2010 was principally due to an increase in Total Management Fees of 21% to $80.0 million for the second quarter of 2011. Hedge Fund Solutions had six-month revenues of $189.9 million, compared with revenues of $153.0 million in the same period of 2010.

Despite turbulent markets, the returns for the underlying assets for Blackstone’s Hedge Fund Solutions’ funds were relatively flat for the second quarter of 2011.

ENI for the Hedge Funds Solutions segment was up 28% to $32.9 million for the second quarter of 2011 compared to $25.6 million for the second quarter of 2010 as higher Fee-Earning Assets Under Management drove increases in Management Fees.

Fee-Earning Assets Under Management for the segment grew 29% to $37.2 billion from $28.8 billion at the end of the second quarter of 2010. The increase from the prior year period was principally due to net inflows and market appreciation across the segment. Net inflows for Blackstone’s Hedge Fund Solutions business came primarily from its commingled and customized investment products, hedge fund manager seeding platform and long only solutions business. Hedge Fund Solutions had $1.6 billion of net inflows of Fee-Earning Assets Under Management for the second quarter of 2011 and $1.3 billion of inflows in July 2011, bringing year to date net fee-earning inflows to $5.0 billion.

As of June 30, 2011, 69% of the Fee-Earnings Assets Under Management in Blackstone’s Hedge Fund Solutions products which were eligible to earn performance fees were above their respective high water marks and / or hurdles.

Credit Businesses

Credit Businesses had revenues of $97.8 million for the second quarter of 2011, compared with revenues of $60.6 million for the second quarter of 2010. The increase from the second quarter of 2010 was due to an increase in Performance Fees of 137% to $30.1 million for the second quarter of 2011, resulting from strong fund performance across the segment, and an increase in Total Management Fees of 21% to $58.2 million driven by the increase in Fee-Earning Assets Under Management. Credit Businesses had six-month revenues of $254.5 million, compared with revenues of $175.9 million in the same period of 2010.

The appreciation of the underlying assets for Blackstone’s credit-oriented business was 1.8% for the flagship hedge funds, 4.3% for the mezzanine funds and 2.0% for the rescue lending funds for the second quarter of 2011.

ENI for the Credit Businesses segment was up 199% to $40.6 million for the second quarter of 2011 compared to $13.5 million for the second quarter of 2010 as higher Fee-Earning Assets Under Management and favorable market conditions drove increases in Management and Performance Fees.

Fee-Earning Assets Under Management for the segment increased 19% to $28.1 billion from $23.6 billion for the second quarter of 2010. The long only platform had particularly strong year over year growth in Fee-Earning Assets Under Management, increasing to $21.9 billion, up $4.2 billion, or 24%, from the second quarter of last year as the segment continued to launch new products and strategies. Of the $4.2 billion increase in long only Fee-Earning Assets Under Management, $2.1 billion was related to the acquisition of management agreements of CLO vehicles previously owned by Allied Irish Banks. The acquisition closed in the second quarter of 2011.

As of June 30, 2011, 98% of the Fee-Earning Assets Under Management in Blackstone’s credit-oriented hedge funds which were eligible to earn performance fees were above their respective high water marks compared to 89% as of June 30, 2010.

Dry powder of drawdown funds for the Credit Businesses segment was $4.7 billion as of June 30, 2011.

Financial Advisory

Revenues were $104.4 million for the second quarter of 2011, a decrease from $135.6 million for the second quarter of 2010. The decrease in segment revenues was primarily driven by a decrease in the restructuring and reorganization business due to a decline from near-peak revenue levels in the second quarter of 2010, amid an improving economy and continued strength in the credit markets. This decrease was partially offset by an increase in fees earned by Blackstone’s fund placement business and an increase in the Blackstone Advisory Partners’ business driven by an increase in the size of transactions completed compared to the prior year period. Revenues were $177.2 million for the six months ended June 30, 2011, a decrease from $213.1 million in the same period of 2010.

ENI was $10.5 million for the second quarter of 2011 compared to $42.2 million for the second quarter of 2010.

CAPITAL AND LIQUIDITY

As of June 30, 2011, Blackstone had $1.8 billion in cash, Treasury cash management strategies and liquid Blackstone funds. Long-term debt totaled $1.0 billion in borrowings from the 2010 and 2009 bond issuances. Blackstone has no borrowings outstanding against its $1 billion revolving credit facility.

DISTRIBUTION

The Blackstone Group L.P. has declared a quarterly distribution of $0.10 per common unit to record holders of common units at the close of business on August 15, 2011. This distribution will be paid on August 31, 2011.

Blackstone’s general partner maintains the right to determine the amount to be distributed from The Blackstone Group L.P.’s net after-tax share of its annual Distributable Earnings. Distributable Earnings will only be a starting point for the determination of the amount to be distributed to unitholders because in determining the amount to be distributed Blackstone will subtract from Distributable Earnings any amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter. The aggregate amounts of Blackstone’s distributions to unitholders will typically be less than its Distributable Earnings for that year.

Although for calendar 2010 Blackstone distributed substantially all of its net after-tax annual Distributable Earnings, Blackstone’s current intention is to distribute to its common unitholders substantially all of The Blackstone Group L.P.’s net after-tax share of annual Distributable Earnings less the amount of its realized investment gains. This determination was made based on the continued pace of organic and inorganic growth and the potential for further strategic initiatives and the retained amount will be used for those purposes. The retained cash will be deducted from the fourth quarter distribution which is made in the first quarter of the ensuing calendar year. Distributions for the first three quarters will remain unchanged at $0.10 per unit. All distributions are subject to Blackstone’s discretion to retain additional amounts from the amount of annual Distributable Earnings to be distributed as described above.

Because Blackstone will not know what its Distributable Earnings will be for any fiscal year until the end of such year, Blackstone expects that its first three quarterly distributions in respect of any given year will be based on its anticipated annualized Net Fee Related Earnings. As such, the distributions for the first three quarters are expected to be smaller than the final quarterly distribution in respect of such year. For the fourth quarter of 2011 Blackstone expects to pay the remaining amount of the year’s Distributable Earnings less realized investment gains.

All of the foregoing is subject to the qualification that the declaration and payment of any distributions are at the sole discretion of Blackstone’s general partner and the general partner may change its distribution policy at any time.

Because the wholly-owned subsidiaries of The Blackstone Group L.P. must pay taxes and make payments under the tax receivable agreements described in Blackstone’s Annual Report on Form 10-K, the amounts ultimately distributed by The Blackstone Group L.P. to its common unitholders in respect of fiscal 2011 and subsequent years are expected to be different, on a per unit basis, than the amounts distributed by the Blackstone Holdings partnerships to the Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships in respect of their Blackstone Holdings partnership units.

# # #

Blackstone will host a conference call on July 21, 2011 at 11:00 a.m. ET to discuss second quarter 2011 results. The conference call can be accessed by dialing (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international) pass code 14994355. Additionally, the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international) conference ID number 97437596, beginning approximately two hours after the event.

Blackstone expects to host conference calls to report its 2011 results as follows: third quarter results, October 20, 2011 and fourth quarter and full year results, February 2, 2012.

Investor Relations Contacts:

Joan Solotar

The Blackstone Group

Tel: +1 (212) 583-5068

solotar@blackstone.com

Weston Tucker

The Blackstone Group

Tel: +1 (212) 583-5231

tucker@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 (212) 583-5871

rose@blackstone.com

About The Blackstone Group

Blackstone is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1a. Consolidated Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Quarter Ended June 30,
	2011	2010
Revenues
Management and Advisory Fees	$498,040	$406,062

Performance Fees
Realized	61,763	51,750
Unrealized	610,488	(19,299)

Total Performance Fees	672,251	32,451

Investment Income
Realized	19,303	10,225
Unrealized	108,711	95,043

Total Investment Income	128,014	105,268

Interest and Dividend Revenue	8,848	6,952
Other	1,128	(645)

Total Revenues	1,308,281	550,088

Expenses
Compensation and Benefits
Compensation	699,432	967,711
Performance Fee Compensation
Realized	27,712	22,879
Unrealized	118,098	(892)

Total Compensation and Benefits	845,242	989,698
General, Administrative and Other	126,118	121,183
Interest Expense	14,185	7,682
Fund Expenses	(714)	9,203

Total Expenses	984,831	1,127,766

Other Income
Net Gains (Losses) from Fund Investment Activities	(74,654)	(59,250)

Income (Loss) Before Provision for Taxes	248,796	(636,928)
Provision for Taxes	64,199	19,392

Net Income (Loss)	184,597	(656,320)
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(140)	(421)
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	(92,408)	(57,873)
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	190,908	(404,706)

Net Income (Loss) Attributable to The Blackstone Group L.P.	$86,237	$(193,320)

Net Income (Loss) per Common Unit, Basic and Diluted	$0.18	$(0.55)

THE BLACKSTONE GROUP L.P.

Exhibit 1b. Consolidated Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Six Months Ended June 30,
	2011	2010
Revenues
Management and Advisory Fees	$910,778	$760,882

Performance Fees
Realized	157,966	105,799
Unrealized	1,122,889	112,480

Total Performance Fees	1,280,855	218,279

Investment Income
Realized	32,086	15,951
Unrealized	216,106	244,263

Total Investment Income	248,192	260,214

Interest and Dividend Revenue	18,338	15,847
Other	3,387	(3,895)

Total Revenues	2,461,550	1,251,327

Expenses
Compensation and Benefits
Compensation	1,358,915	1,892,661
Performance Fee Compensation
Realized	42,255	30,620
Unrealized	280,623	53,708

Total Compensation and Benefits	1,681,793	1,976,989
General, Administrative and Other	255,504	227,562
Interest Expense	27,988	14,867
Fund Expenses	10,410	9,062

Total Expenses	1,975,695	2,228,480

Other Income
Net Gains (Losses) from Fund Investment Activities	(119,845)	112,554

Income (Loss) Before Provision for Taxes	366,010	(864,599)
Provision for Taxes	103,049	29,027

Net Income (Loss)	262,961	(893,626)
Net Income Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	21,885	23,548
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	(185,489)	78,093
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	297,624	(680,570)

Net Income (Loss) Attributable to The Blackstone Group L.P.	$128,941	$(314,697)

Net Income (Loss) per Common Unit, Basic and Diluted	$0.28	$(0.91)

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations

(Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income and Net Fee Related Earnings from Operations. Net Fee Related Earnings from Operations is a supplemental measure of after tax performance used to highlight earnings from operations excluding the income from and related profit sharing expenses of Blackstone’s performance fees and investment income, except for interest income. The reconciliation of Economic Net Income to Net Fee Related Earnings from Operations is presented in Exhibit 2b to this release.

	Three Months Ended								Six Months Ended
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Jun 30, 2011 vs. Jun 30, 2010		Jun 30, 2010	Jun 30, 2011
							$	%
Economic Net Income, Total Segments
Revenues
Management and Advisory Fees
Base Management Fees	$251,971	$262,914	$269,434	$285,152	$305,587	$316,474	$53,560	20%	$514,885	$622,061
Advisory Fees	76,568	134,099	84,541	130,932	70,252	102,243	(31,856)	-24%	210,667	172,495
Transaction and Other Fees, Net *	35,260	20,617	22,948	58,923	58,363	103,561	82,944	N/M	55,877	161,924
Management Fee Offsets **	(1,178)	(179)	(674)	(282)	(8,536)	(8,675)	(8,496)	N/M	(1,357)	(17,211)

Total Management and Advisory Fees	362,621	417,451	376,249	474,725	425,666	513,603	96,152	23%	780,072	939,269

Performance Fees
Realized	53,881	46,374	66,039	195,369	95,600	60,215	13,841	30%	100,255	155,815
Unrealized	132,333	(20,738)	192,745	260,286	505,197	612,843	633,581	N/M	111,595	1,118,040

Total Performance Fees	186,214	25,636	258,784	455,655	600,797	673,058	647,422	N/M	211,850	1,273,855

Investment Income
Realized	5,307	15,721	14,276	11,611	23,499	30,732	15,011	95%	21,028	54,231
Unrealized	151,521	87,186	128,247	134,680	102,577	106,837	19,651	23%	238,707	209,414

Total Investment Income	156,828	102,907	142,523	146,291	126,076	137,569	34,662	34%	259,735	263,645
Interest Income and Dividend Revenue	8,690	6,930	10,187	10,289	9,448	9,283	2,353	34%	15,620	18,731
Other	(3,250)	(644)	4,468	(1,192)	2,259	1,128	1,772	N/M	(3,894)	3,387

Total Revenues	711,103	552,280	792,211	1,085,768	1,164,246	1,334,641	782,361	142%	1,263,383	2,498,887

Expenses
Compensation and Benefits Compensation	190,637	220,662	210,582	237,233	229,898	278,738	58,076	26%	411,299	508,636
Performance Fee Compensation
Realized	7,741	22,879	24,962	72,734	14,543	27,711	4,832	21%	30,620	42,254
Unrealized	54,600	(892)	104,323	70,615	162,525	118,097	118,989	N/M	53,708	280,622

Total Compensation and Benefits	252,978	242,649	339,867	380,582	406,966	424,546	181,897	75%	495,627	831,512
Other Operating Expenses	73,023	88,160	84,253	99,080	102,975	99,363	11,203	13%	161,183	202,338

Total Expenses	326,001	330,809	424,120	479,662	509,941	523,909	193,100	58%	656,810	1,033,850

Total Economic Net Income	$385,102	$221,471	$368,091	$606,106	$654,305	$810,732	$589,261	N/M	$606,573	$1,465,037

Total Net Fee Related Earnings from Operations	$98,745	$107,915	$112,914	$122,740	$93,180	$137,217	$29,302	27%	$206,660	$230,397

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended								Six Months Ended
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Jun 30, 2011 vs. Jun 30, 2010		Jun 30, 2010	Jun 30, 2011
							$	%
Private Equity
Revenues
Management Fees
Base Management Fees	$65,432	$66,795	$66,077	$65,003	$79,935	$82,297	$15,502	23%	$132,227	$162,232
Transaction and Other Fees, Net *	31,972	16,367	13,348	10,556	35,342	52,353	35,986	N/M	48,339	87,695
Management Fee Offsets **	—	—	(91)	(97)	(7,889)	(7,629)	(7,629)	N/M	—	(15,518)

Total Management Fees	97,404	83,162	79,334	75,462	107,388	127,021	43,859	53%	180,566	234,409

Performance Fees
Realized	46,175	1,106	44,814	64,774	82,389	1,362	256	23%	47,281	83,751
Unrealized	45,549	(24,020)	45,499	84,466	32,537	187,190	211,210	N/M	21,529	219,727

Total Performance Fees	91,724	(22,914)	90,313	149,240	114,926	188,552	211,466	N/M	68,810	303,478

Investment Income (Loss)
Realized	(495)	3,141	9,940	2,746	17,907	3,021	(120)	-4%	2,646	20,928
Unrealized	84,684	17,275	30,491	20,838	29,126	76,947	59,672	N/M	101,959	106,073

Total Investment Income (Loss)	84,189	20,416	40,431	23,584	47,033	79,968	59,552	N/M	104,605	127,001
Interest Income and Dividend Revenue	3,428	2,728	3,802	4,086	3,505	3,197	469	17%	6,156	6,702
Other	100	460	1,061	400	811	665	205	45%	560	1,476

Total Revenues	276,845	83,852	214,941	252,772	273,663	399,403	315,551	N/M	360,697	673,066

Expenses
Compensation and Benefits Compensation	46,910	46,612	47,552	38,271	56,254	66,694	20,082	43%	93,522	122,948
Performance Fee Compensation
Realized	6,005	128	10,783	15,711	7,718	49	(79)	-62%	6,133	7,767
Unrealized	6,344	(10,296)	18,306	6,966	5,464	29,309	39,605	N/M	(3,952)	34,773

Total Compensation and Benefits	59,259	36,444	76,641	60,948	69,436	96,052	59,608	164%	95,703	165,488
Other Operating Expenses	24,431	28,677	26,359	30,122	28,713	30,124	1,447	5%	53,108	58,837

Total Expenses	83,690	65,121	103,000	91,070	98,149	126,176	61,055	94%	148,811	224,325

Economic Net Income	$193,155	$18,731	$111,941	$161,702	$175,514	$273,227	$254,496	N/M	$211,886	$448,741

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended								Six Months Ended
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Jun 30, 2011 vs. Jun 30, 2010		Jun 30, 2010	Jun 30, 2011
							$	%
Real Estate
Revenues
Management Fees
Base Management Fees	$83,060	$82,916	$83,232	$89,220	$95,439	$97,467	$14,551	18%	$165,976	$192,906
Transaction and Other Fees, Net *	1,942	2,979	8,538	46,455	21,543	49,288	46,309	N/M	4,921	70,831
Management Fee Offsets **	(489)	(110)	(401)	(71)	(505)	(745)	(635)	N/M	(599)	(1,250)

Total Management Fees	84,513	85,785	91,369	135,604	116,477	146,010	60,225	70%	170,298	262,487

Performance Fees
Realized	5,948	16,319	5,010	13,011	2,593	20,832	4,513	28%	22,267	23,425
Unrealized	11,391	21,117	69,910	154,553	368,104	429,458	408,341	N/M	32,508	797,562

Total Performance Fees	17,339	37,436	74,920	167,564	370,697	450,290	412,854	N/M	54,775	820,987

Investment Income
Realized	2,632	3,900	2,159	2,560	2,919	11,394	7,494	192%	6,532	14,313
Unrealized	46,892	79,543	83,968	108,576	61,406	37,332	(42,211)	-53%	126,435	98,738

Total Investment Income	49,524	83,443	86,127	111,136	64,325	48,726	(34,717)	-42%	132,967	113,051
Interest Income and Dividend Revenue	2,718	2,178	3,026	3,251	3,288	2,989	811	37%	4,896	6,277
Other	(1,876)	(390)	2,330	(400)	860	515	905	N/M	(2,266)	1,375

Total Revenues	152,218	208,452	257,772	417,155	555,647	648,530	440,078	N/M	360,670	1,204,177

Expenses
Compensation and Benefits Compensation	40,150	44,528	43,219	55,280	58,501	71,618	27,090	61%	84,678	130,119
Performance Fee Compensation
Realized	1,524	8,895	1,806	3,619	1,230	9,382	487	5%	10,419	10,612
Unrealized	6,937	15,999	46,182	53,746	106,501	91,021	75,022	N/M	22,936	197,522

Total Compensation and Benefits	48,611	69,422	91,207	112,645	166,232	172,021	102,599	148%	118,033	338,253
Other Operating Expenses	14,290	17,647	18,584	23,668	28,366	22,971	5,324	30%	31,937	51,337

Total Expenses	62,901	87,069	109,791	136,313	194,598	194,992	107,923	124%	149,970	389,590

Economic Net Income	$89,317	$121,383	$147,981	$280,842	$361,049	$453,538	$332,155	N/M	$210,700	$814,587

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended								Six Months Ended
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Jun 30, 2011 vs. Jun 30, 2010		Jun 30, 2010	Jun 30, 2011
							$	%
Hedge Fund Solutions
Revenues
Management Fees
Base Management Fees	$63,866	$65,533	$69,305	$74,069	$75,612	$79,290	$13,757	21%	$129,399	$154,902
Transaction and Other Fees, Net *	809	870	846	1,047	727	861	(9)	-1%	1,679	1,588
Management Fee Offsets **	—	(72)	(163)	(95)	(124)	(196)	(124)	-172%	(72)	(320)

Total Management Fees	64,675	66,331	69,988	75,021	76,215	79,955	13,624	21%	131,006	156,170

Performance Fees
Realized	2,117	1,021	872	52,616	893	667	(354)	-35%	3,138	1,560
Unrealized	10,413	(2,596)	14,137	(18,972)	19,253	3,441	6,037	N/M	7,817	22,694

Total Performance Fees	12,530	(1,575)	15,009	33,644	20,146	4,108	5,683	N/M	10,955	24,254

Investment Income (Loss)
Realized	(250)	5,438	1,050	3,580	1,341	12,855	7,417	136%	5,188	14,196
Unrealized	11,880	(6,749)	7,831	6,399	7,120	(12,864)	(6,115)	-91%	5,131	(5,744)

Total Investment Income (Loss)	11,630	(1,311)	8,881	9,979	8,461	(9)	1,302	99%	10,319	8,452
Interest Income and Dividend Revenue	475	353	498	543	516	472	119	34%	828	988
Other	(83)	(40)	270	(50)	104	(38)	2	5%	(123)	66

Total Revenues	89,227	63,758	94,646	119,137	105,442	84,488	20,730	33%	152,985	189,930

Expenses
Compensation and Benefits Compensation	20,742	26,388	24,506	23,750	28,657	32,288	5,900	22%	47,130	60,945
Performance Fee Compensation
Realized	771	356	3,313	16,193	300	253	(103)	-29%	1,127	553
Unrealized	3,783	(977)	5,075	(6,814)	5,358	2,955	3,932	N/M	2,806	8,313

Total Compensation and Benefits	25,296	25,767	32,894	33,129	34,315	35,496	9,729	38%	51,063	69,811
Other Operating Expenses	11,285	12,353	12,388	15,334	13,008	16,075	3,722	30%	23,638	29,083

Total Expenses	36,581	38,120	45,282	48,463	47,323	51,571	13,451	35%	74,701	98,894

Economic Net Income	$52,646	$25,638	$49,364	$70,674	$58,119	$32,917	$7,279	28%	$78,284	$91,036

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended								Six Months Ended
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Jun 30, 2011 vs. Jun 30, 2010		Jun 30, 2010	Jun 30, 2011
							$	%
Credit Businesses
Revenues
Management Fees
Base Management Fees	$39,613	$47,670	$50,820	$56,860	$54,601	$57,420	$9,750	20%	$87,283	$112,021
Transaction and Other Fees, Net *	536	299	216	606	745	849	550	184%	835	1,594
Management Fee Offsets **	(689)	3	(19)	(19)	(18)	(105)	(108)	N/M	(686)	(123)

Total Management Fees	39,460	47,972	51,017	57,447	55,328	58,164	10,192	21%	87,432	113,492

Performance Fees
Realized	(359)	27,928	15,343	64,968	9,725	37,354	9,426	34%	27,569	47,079
Unrealized	64,980	(15,239)	63,199	40,239	85,303	(7,246)	7,993	52%	49,741	78,057

Total Performance Fees	64,621	12,689	78,542	105,207	95,028	30,108	17,419	137%	77,310	125,136

Investment Income (Loss)
Realized	3,233	3,291	658	2,518	1,235	3,236	(55)	-2%	6,524	4,471
Unrealized	7,835	(3,444)	5,350	(269)	4,532	5,437	8,881	N/M	4,391	9,969

Total Investment Income (Loss)	11,068	(153)	6,008	2,249	5,767	8,673	8,826	N/M	10,915	14,440
Interest Income and Dividend Revenue	673	403	1,252	710	453	902	499	124%	1,076	1,355
Other	(459)	(332)	330	(27)	98	(47)	285	86%	(791)	51

Total Revenues	115,363	60,579	137,149	165,586	156,674	97,800	37,221	61%	175,942	254,474

Expenses
Compensation and Benefits Compensation	28,343	26,982	28,774	39,158	30,325	34,170	7,188	27%	55,325	64,495
Performance Fee Compensation
Realized	(559)	13,500	9,060	37,211	5,295	18,027	4,527	34%	12,941	23,322
Unrealized	37,536	(5,618)	34,760	16,717	45,202	(5,188)	430	8%	31,918	40,014

Total Compensation and Benefits	65,320	34,864	72,594	93,086	80,822	47,009	12,145	35%	100,184	127,831
Other Operating Expenses	8,290	12,167	9,669	8,980	15,357	10,226	(1,941)	-16%	20,457	25,583

Total Expenses	73,610	47,031	82,263	102,066	96,179	57,235	10,204	22%	120,641	153,414

Economic Net Income	$41,753	$13,548	$54,886	$63,520	$60,495	$40,565	$27,017	199%	$55,301	$101,060

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended								Six Months Ended
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Jun 30, 2011 vs. Jun 30, 2010		Jun 30, 2010	Jun 30, 2011
							$	%
Financial Advisory
Revenues
Advisory Fees	$76,568	$134,099	$84,541	$130,932	$70,252	$102,243	$(31,856)	-24%	$210,667	$172,495
Transaction and Other Fees, Net	1	102	—	259	6	210	108	106%	103	216

Total Advisory and Transaction Fees	76,569	134,201	84,541	131,191	70,258	102,453	(31,748)	-24%	210,770	172,711

Investment Income (Loss)
Realized	187	(49)	469	207	97	226	275	N/M	138	323
Unrealized	230	561	607	(864)	393	(15)	(576)	N/M	791	378

Total Investment Income (Loss)	417	512	1,076	(657)	490	211	(301)	-59%	929	701
Interest Income and Dividend Revenue	1,396	1,268	1,609	1,699	1,686	1,723	455	36%	2,664	3,409
Other	(932)	(342)	477	(1,115)	386	33	375	N/M	(1,274)	419

Total Revenues	77,450	135,639	87,703	131,118	72,820	104,420	(31,219)	-23%	213,089	177,240

Expenses
Compensation and Benefits Compensation	54,492	76,152	66,531	80,774	56,161	73,968	(2,184)	-3%	130,644	130,129

Total Compensation and Benefits	54,492	76,152	66,531	80,774	56,161	73,968	(2,184)	-3%	130,644	130,129
Other Operating Expenses	14,727	17,316	17,253	20,976	17,531	19,967	2,651	15%	32,043	37,498

Total Expenses	69,219	93,468	83,784	101,750	73,692	93,935	467	0%	162,687	167,627

Economic Net Income (Loss)	$8,231	$42,171	$3,919	$29,368	$(872)	$10,485	$(31,686)	-75%	$50,402	$9,613

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations

(Dollars in Thousands)

	Three Months Ended						Six Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	June 30, 2010	June 30, 2011
Income (Loss) Before Provision (Benefit) for Taxes	$(227,671)	$(636,928)	$143,302	$198,643	$117,214	$248,796	$(864,599)	$366,010
IPO and Acquisition-Related Charges (a)	726,722	749,930	438,568	453,975	421,861	424,483	1,476,652	846,344
Amortization of Intangibles (b)	39,512	40,822	40,872	44,172	44,174	44,905	80,334	89,079
(Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities (c)	(153,461)	67,647	(254,651)	(90,684)	71,056	92,548	(85,814)	163,604

Total Segments
Total Segments, Economic Net Income (Loss)	385,102	221,471	368,091	606,106	654,305	810,732	606,573	1,465,037
Performance Fees Adjustment (d)	(186,214)	(25,636)	(258,784)	(455,655)	(600,797)	(673,058)	(211,850)	(1,273,855)
Investment Income (Loss) Adjustment (e)	(156,828)	(102,907)	(142,523)	(146,291)	(126,076)	(137,569)	(259,735)	(263,645)
Investment Income - Blackstone’s Treasury Cash Management Strategies (f)	3,665	5,062	11,226	(4,676)	1,302	4,038	8,727	5,340
Performance Fee Compensation and Benefits Adjustment (g)	62,341	21,987	129,285	143,349	177,068	145,808	84,328	322,876
Taxes Payable (h)	(9,321)	(12,062)	5,619	(20,093)	(12,622)	(12,734)	(21,383)	(25,356)

Net Fee Related Earnings from Operations	98,745	107,915	112,914	122,740	93,180	137,217	206,660	230,397
Realized Performance Fees (i)	46,140	23,495	41,077	122,635	81,057	32,504	69,635	113,561
Realized Investment Income (Loss) (j)	5,307	15,721	14,276	11,611	23,499	30,732	21,028	54,231
Adjustment Related to Realized Investment Income - Blackstone’s Treasury Cash Management Strategies (k)	(1,264)	512	(4,874)	(2,156)	(1,010)	(2,343)	(752)	(3,353)
Other Payables Including Payable Under Tax Receivable Agreement	(232)	(68)	2,923	(15,633)	(177)	(13,578)	(300)	(13,755)

Distributable Earnings	$148,696	$147,575	$166,316	$239,197	$196,549	$184,532	$296,271	$381,081

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (l)	$120,805	$132,866	$124,195	$163,600	$126,666	$170,856	$253,671	$297,522

(a)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for Transaction-Related Charges which include principally equity-based compensation charges associated with Blackstone’s initial public offering and other corporate actions.
(b)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for the Amortization of Intangibles which are associated with Blackstone’s initial public offering and other corporate actions.
(c)	This adjustment adds back to Income (Loss) Before Provision for Taxes the amount of (Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities and includes the amount of Management Fee Revenues associated with Consolidated CLO Entities.

continued....

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations

(Dollars in Thousands)

(d)	This adjustment removes from ENI the total segment amount of Performance Fees.
(e)	This adjustment removes from ENI the total segment amount of Investment Income (Loss).
(f)	This adjustment represents the realized and unrealized gain on Blackstone’s Treasury cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(g)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees.
(h)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.
(i)	Represents the adjustment for realized Performance Fees net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto.
(j)	Represents the adjustment for Blackstone’s Investment Income (Loss) - Realized.
(k)	Represents the elimination of Realized Investment Income attributable to Blackstone’s Treasury cash management strategies which is a component of both Net Fee Related Earnings from Operations and Realized Investment Income (Loss).
(l)	Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations represents Net Fee Related Earnings from Operations adding back the implied cash taxes payable component from the Distributable Earnings reconciliation presented above, which is included in (i), and segment interest and depreciation and amortization. The cash taxes payable component of (i) was $9.3 million, $12.1 million, $(5.6) million, $20.1 million, $12.6 million, and $12.7 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, and June 30, 2011, respectively. The cash taxes payable component of (i) was $25.4 million and $21.4 million for the six months ended June 30, 2011 and 2010, respectively. Interest was $6.3 million, $6.8 million, $10.3 million, $13.2 million, $12.7 million, and $13.1 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, and June 30, 2011, respectively. Interest was $25.8 million and $13.1 million for the six months ended June 30, 2011 and 2010, respectively. Depreciation and amortization was $6.4 million, $6.1 million, $6.6 million, $7.6 million, $8.2 million, and $7.8 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, and June 30, 2011, respectively. Depreciation and amortization was $16.0 million and $12.5 million for the six months ended June 30, 2011 and 2010, respectively.

THE BLACKSTONE GROUP L.P.

Exhibit 3. Distributable Earnings

(Dollars in Thousands)

The following table calculates Blackstone’s Distributable Earnings. Distributable Earnings is a supplemental measure of performance to assess amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Fee Related Earnings
Revenues
Total Management and Advisory Fees (a)	$513,603	$417,451	$939,269	$780,072
Interest and Dividend Revenue (a)	9,283	6,930	18,731	15,620
Other (a)	1,128	(644)	3,387	(3,894)
Investment Income - Blackstone’s Treasury Cash Management Strategies (b)	4,038	5,062	5,340	8,727

Total Revenues	528,052	428,799	966,727	800,525

Expenses
Compensation and Benefits - Compensation (a)	278,738	220,662	508,636	411,299
Other Operating Expenses (a)	99,363	88,160	202,338	161,183
Cash Taxes (c)	12,734	12,062	25,356	21,383

Total Expenses	390,835	320,884	736,330	593,865

Net Fee Related Earnings from Operations	137,217	107,915	230,397	206,660

Performance Fees, Net of Related Compensation
Performance Fees - Realized (a)	60,215	46,374	155,815	100,255
Compensation and Benefits - Performance Fee Compensation - Realized (a)	(27,711)	(22,879)	(42,254)	(30,620)

Total Performance Fees, Net of Related Compensation	32,504	23,495	113,561	69,635

Investment Income and Other
Investment Income (Loss) - Realized (a)	30,732	15,721	54,231	21,028
Adjustment Related to Realized Investment Income - Blackstone’s Treasury Cash Management Strategies (d)	(2,343)	512	(3,353)	(752)
Other Payables Including Payable Under Tax Receivable Agreement	(13,578)	(68)	(13,755)	(300)

Total Investment Income and Other	14,811	16,165	37,123	19,976

Distributable Earnings	$184,532	$147,575	$381,081	$296,271

(a)	Represents the total segment amounts of the respective captions.
(b)	Represents the inclusion of Investment Income from Blackstone’s Treasury cash management strategies.
(c)	Represents the provisions for and/or adjustments to income taxes that were calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.
(d)	Represents the elimination of Realized Investment Income attributable to Blackstone’s Treasury cash management strategies which is a component of Net Fee Related Earnings from Operations.

THE BLACKSTONE GROUP L.P.

Exhibit 4. Reconciliation of Total GAAP Weighted-Average Common Units Outstanding—Basic to Total GAAP Weighted-Average Common Units Outstanding—Diluted and of Total GAAP Weighted-Average Common Units Outstanding—Diluted to Weighted-Average Economic Net Income Adjusted Units with End of Period Economic Net Income Adjusted Units Outstanding and of Total GAAP Common Units Outstanding to Distributable Earnings Units Outstanding

The following table provides a reconciliation of Blackstone’s Total GAAP Weighted-Average Common Units Outstanding—Basic to Total GAAP Weighted-Average Common Units Outstanding—Diluted.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Total GAAP Weighted-Average Common Units Outstanding - Basic	476,289,647	354,399,780	462,094,878	344,084,390
Adjustment:
Weighted-Average Unvested Deferred Restricted Common Units	7,353,999	—	6,523,856	—

Total GAAP Weighted-Average Common Units Outstanding - Diluted	483,643,646	354,399,780	468,618,734	344,084,390

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding—Diluted to Weighted-Average Economic Net Income Adjusted Units and presents the end of period Economic Net Income Adjusted Units Outstanding.

	Three Months Ended June 30,		As of and for the Six Months Ended June 30,
	2011	2010	2011	2010
Total GAAP Weighted-Average Common Units Outstanding - Diluted	483,643,646	354,399,780	468,618,734	344,084,390
Adjustments:
Weighted-Average Blackstone Holdings Partnership Units	625,526,089	743,034,050	641,817,877	753,889,719
Weighted-Average Unvested Deferred Restricted Common Units	—	27,418,933	—	28,019,298

Weighted-Average Economic Net Income Adjusted Units	1,109,169,735	1,124,852,763	1,110,436,611	1,125,993,407

Economic Net Income Adjusted Units, End of Period			1,110,129,505	1,123,902,642

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding to Distributable Earnings Units Outstanding.

	June 30,
	2011	2010
Total GAAP Common Units Outstanding (a)	483,765,891	359,245,237
Adjustment:
Blackstone Holdings Partnership Units	618,779,283	740,033,677

Distributable Earnings Units Outstanding (b)	1,102,545,174	1,099,278,914

(a)	Common unit holders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under the Tax Receivable Agreement and certain other tax-related payables.
(b)	Excludes units which are not entitled to distributions.

THE BLACKSTONE GROUP L.P.

Exhibit 5. Assets Under Management

(Dollars in Thousands)

	As of and for the Periods Ended June 30,
	2011	2010
Total Assets Under Management (End of Period)
Private Equity	$46,728,301	$28,360,282
Real Estate	37,605,560	23,922,589
Hedge Fund Solutions	40,578,219	30,176,931
Credit Businesses	33,791,093	28,688,608

	$158,703,173	$111,148,410

Fee-Earning Assets Under Management (End of Period)
Private Equity	$35,778,240	$25,190,195
Real Estate	27,919,000	23,841,360
Hedge Fund Solutions	37,244,509	28,832,317
Credit Businesses	28,059,457	23,556,109

	$129,001,206	$101,419,981

Weighted-Average Fee-Earning Assets Under Management (For the Three Months Ended)
Private Equity	$35,734,164	$25,184,621
Real Estate	26,747,354	23,771,825
Hedge Fund Solutions	36,993,058	29,014,171
Credit Businesses	27,161,734	23,382,930

	$126,636,310	$101,353,547

Weighted-Average Fee-Earning Assets Under Management (Year to Date Period Ended)
Private Equity	$36,004,409	$25,276,377
Real Estate	26,785,526	23,745,556
Hedge Fund Solutions	36,355,679	28,783,876
Credit Businesses	26,323,118	21,845,976

	$125,468,732	$99,651,785

THE BLACKSTONE GROUP L.P.

Exhibit 6. Limited Partner Capital Invested Metrics

(Dollars in Thousands)

	As of and for the Periods
	Ended June 30,
	2011	2010
Limited Partner Capital Invested (For the Three Months Ended)
Private Equity	$667,341	$469,808
Real Estate (a)	2,785,188	643,817
Credit Businesses	152,882	264,092

	$3,605,411	$1,377,717

Limited Partner Capital Invested (Year to Date Period Ended)
Private Equity	$1,320,288	$857,712
Real Estate (a)	3,439,616	1,068,685
Credit Businesses	307,180	421,144

	$5,067,084	$2,347,541

Fund Level Unrealized Value (b) (End of Period)
Private Equity
Cost	$20,581,091	$20,139,830

Unrealized Value	$25,078,110	$20,605,713

Real Estate (a)
Cost	$19,382,923	$13,081,763

Unrealized Value	$24,647,701	$10,620,256

Credit Businesses
Cost	$3,355,531	$3,332,121

Unrealized Value	$3,991,861	$3,624,684

(a)	Limited Partner Capital Invested and Fund Level Unrealized Value for the Real Estate segment represents activity related to funds raised by Blackstone.
(b)	Cost and unrealized value represent the limited partners’ share, including co-investments arranged by Blackstone, of those fund level investments on which carried interest can be earned, before carried interest allocations to Blackstone, when a fund achieves cumulative investment returns in excess of a specified rate.

THE BLACKSTONE GROUP L.P.

Exhibit 7. Definitions of Non-GAAP Financial Information

Blackstone discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in the attached press release:

•

Blackstone uses Economic Net Income, or “ENI”, as a key measure of value creation, a benchmark of its performance and in making resource deployment and compensation decisions across its five segments. ENI represents segment net income before taxes excluding transaction-related charges. Transaction-related charges arise from Blackstone’s initial public offering (“IPO”) and other corporate actions, including acquisitions. Transaction-related charges include equity-based compensation charges, the amortization of intangible assets and contingent consideration associated with acquisitions. ENI presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages.

•

Economic Net Income After Taxes represents ENI adjusted to reflect the implied provision (benefit) for income taxes calculated using a similar methodology as applied in calculating the tax provision (benefit) for The Blackstone Group L.P. but consistent with the ENI concepts as noted above.

•

Blackstone uses Net Fee Related Earnings from Operations as a key measure to highlight earnings from operations excluding: (a) the income related to performance fees and related carry plan costs, (b) income earned from Blackstone’s investments in the Blackstone Funds, and (c) realized and unrealized gains (losses) from other investments except for such gains (losses) from Blackstone’s Treasury cash management strategies. Blackstone uses Net Fee Related Earnings from Operations as a measure to assess whether recurring revenue from its businesses is sufficient to adequately cover all of its operating expenses and generate profits. Net Fee Related Earnings from Operations equals contractual fee revenues, investment income from Blackstone’s Treasury cash management strategies and interest income, less (a) compensation expenses (which includes amortization of non-IPO and non-acquisition-related equity-based awards, but excludes amortization of IPO and acquisition-related equity-based awards, carried interest and incentive fee compensation), (b) other operating expenses, and (c) cash taxes due on earnings from operations as calculated using a similar methodology as applied in calculating the current tax provision (benefit) for The Blackstone Group L.P.

•

Blackstone uses Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (“EBITDA-NFRE”) as a measure of segment performance and an indicator of its ability to cover recurring operating expenses. EBITDA-NFRE equals Net Fee Related Earnings from Operations before segment interest expense, segment depreciation and amortization and the cash taxes included in Net Fee Related Earnings from Operations.

•

Distributable Earnings, which is derived from Blackstone’s segment reported results, is a supplemental measure to assess performance and amounts available for distributions to Blackstone unitholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships. Distributable Earnings is intended to show the amount of net realized earnings without the effects of the consolidation of the Blackstone Funds.

Distributable Earnings, which is a component of Economic Net Income, is the sum across all segments of: (a) Total Management and Advisory Fees, (b) Interest and Dividend Revenue, (c) Other Revenue, (d) Realized Performance Fees, and (e) Realized Investment Income (Loss); less (a) Compensation, (b) Realized Performance Fee Compensation, (c) Other Operating Expenses, and (d) Cash Taxes and Payables Under the Tax Receivable Agreement. Distributable Earnings is reconciled to Blackstone’s Consolidated Statement of Operations. It is Blackstone’s current intention that on an annual basis it will distribute to unitholders all of its Distributable Earnings, less realized investment gains, in excess of amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter.

THE BLACKSTONE GROUP L.P.

Exhibit 7. Definitions of Non-GAAP Financial Information

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.